Exhibit 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                     DEFENSE INDUSTRIES INTERNATIONAL, INC.


              I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

              FIRST: The name of the corporation (hereinafter called the corporation) is -----

              SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Suite E, Carson City, Nevada 89706. The mailing address and the street address of the said resident agent are identical.

              THIRD: This Corporation is authorized to issue two classes of shares of stock, designated preferred (the "Preferred Stock") and common (the "Common Stock"); and the total number of shares which this corporation is authorized to issue is 300,000,000.

              a.  The  total   number  of  shares  of  Common  Stock  which  the
Corporation is authorized to issue is 250,000,000 shares, all of which are of a par value of $.0001 per share.

              b. The total number of shares of Preferred Stock which the Corporation is authorized to issue is 50,000,000 shares, all of which are of a par value of $.0001 per share.

              c. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase of decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.




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              No  holder of any of the  shares  of any class of the  corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any
shares,  bonds,  securities,   or  obligations  of  the  corporation  which  are
convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and
any  and  all  of  such  shares,  bonds,  securities,   or  obligations  of  the
corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

              FOURTH: The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

              The number of members constituting the first Board of Directors of the corporation is one (1); and the name and the post office box or street address, either residence or business, of each of said members are as follows:

         NAME                                         ADDRESS

         Joseph Postbinder                           Industrial Zone Erez
                                                     P.O. Box 779
                                                     Ashkelon, Israel 78101

              The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

              FIFTH: The name and the post office box or street address, either residence or business, of the incorporator ----- signing these Articles of Incorporation are as follows:

         NAME                                ADDRESS

         William B. Mandel                   10100 Santa Monica Boulevard,
                                             Suite 2200
                                             Los Angeles, California 90067

              SIXTH: The corporation shall have perpetual existence.




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              SEVENTH:   The  personal   liability  of  the   directors  of  the
corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

              EIGHTH: The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

              NINTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or ----- carried on by it are to engage in any lawful activity.

              To conduct its business in any and all of its branches and maintain offices both within and without the State of Nevada, in any and all states of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies, or possessions of the United States of America, and in foreign countries.

              To such extent as a corporation organized under the General Corporation Law of the State of Nevada may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted therefor.

              The foregoing provisions of this Article shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business



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or exercise any power in any state,  territory,  or country which under the laws thereof the corporation may not lawfully carry on or exercise.

              TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

              IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on __________________, 2002.



                                                    ----------------------------
                                                     William B. Mandel



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STATE OF          )
                  )  SS.:
COUNTY OF         )

              On this ___________________, 2002, personally appeared before me, a Notary Public in and for the State and County aforesaid, ________________, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

              WITNESS my hand and official seal, the day and year first above written.


                                              ----------------------------------
                                                         Notary Public



(Notarial Seal)





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